US-DOCS\135566613.6 EMPLOYMENT AGREEMENT by and among Energy Vault SA, Energy Vault Holdings, Inc. and Robert A. Piconi This EMPLOYMENT AGREEMENT (this “Agreement”), dated as of November 11, 2022, is made by and among Energy Vault SA (the “Company”), Energy Vault Holdings, Inc. (“Parent”)(but solely with respect to Sections 1, 4, 11, 12(c)(iv), 12(c)(v) and 12(d)(iii)) and Robert A. Piconi (the “Executive”) (collectively referred to herein as the “Parties” or individually referred to as a “Party”). RECITALS (A) The Company and Executive are parties to that certain Employment Agreement, dated as of January 1, 2018, as amended from time to time (the “Prior Agreement”). (B) It is the desire of the Company to continue to assure itself of the services of Executive on the terms set forth in this Agreement effective as of February 14, 2022, and Executive wishes to render such services to the Company upon the terms and conditions hereinafter set forth. (C) By entering into this Agreement, the Company and Executive acknowledge and agree that the Prior Agreement will automatically terminate and shall have no further force and effect and shall be superseded in its entirety by this Agreement. AGREEMENT NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the Parties hereto agree as follows: 1. Position and Duties. Executive shall serve as President and Chief Executive Officer of the Company and of Parent, and shall also serve as Chairman of the Board of Directors of Parent (the “Board”) for so long as he serves as Chief Executive Officer of the Company. In addition, Executive shall remain a member of the Board, subject to the nomination and election process applicable to all members of the Board and so long as Executive owns (either directly or through shares held in trust) no less than 2% of the outstanding stock of Parent. Executive shall report to the Board and shall perform duties consistent with Executive’s position as President, Chief Executive Officer and Chairman of the Board in a professional and competent manner, and throughout Executive’s employment with the Company devote substantially all of Executive’s working time and efforts to the business and affairs of the Company (which shall include service to its affiliates) and shall not engage in outside business activities (including serving on outside boards or committees) without the consent of the Board, provided that Executive shall be permitted to (i) manage Executive’s personal, financial and legal affairs, (ii) participate in trade associations, (iii) serve on the board of directors of not- for-profit or tax-exempt charitable organizations, and (iv) continue to serve on the board of directors and engage in those activities set forth on Attachment 1, in each case, subject to compliance with this Agreement and the CNIAA (defined below) and provided that such activities do not materially interfere with Exhibit 10.1

Page 2 US-DOCS\135566613.6 the performance of Executive’s duties and responsibilities hereunder. Executive shall observe and comply with the rules and policies of the Company and its affiliates as adopted by the Company or its affiliates from time to time, in each case, as amended from time to time, as set forth in writing, and as delivered or made available to Executive. 2. Compensation. Executive’s gross annual base salary will be $690,000, payable on a monthly basis in accordance with the Company’s normal payroll practices. By virtue of Executive’s duties, responsibilities, and compensation, Executive is not eligible for overtime compensation. Executive’s salary shall be reviewed at least annually by the Board to determine whether any increase (but not decrease) is appropriate based on Executive’s performance, Company performance, market comparisons to similarly situated companies and increased costs of living in Executive’s base city (such annual base salary, as it may be so adjusted, the “Base Salary”). 3. Annual Performance Bonus. Executive will be eligible for an annual discretionary performance bonus each fiscal year (the “Annual Bonus”) during Executive’s employment with the Company. Each fiscal year, Executive’s target bonus opportunity will be 100% of Base Salary (the “Target Bonus”), and Executive will have the opportunity to earn more (up to 200% of Base Salary) or less than the Target Bonus based on actual performance against Company performance objectives established by the Board, after consultation with Executive, no later than 60 days after the start of the fiscal year to which such Annual Bonus relates; provided that, for fiscal year 2022, the Company performance objectives shall be established no later than September 30, 2022. The actual Annual Bonus amount will be determined by the Board in the exercise of its discretion as follows: a. If the Board determines that 50% of the target performance objectives (“Threshold Performance”) are achieved for the given year, Executive shall earn an Annual Bonus equal to 50% of Base Salary; provided, however, that in fiscal years beyond fiscal year 2022, the Board shall have discretion to increase the minimum Threshold Performance level to no greater than 75% of target performance objectives so long as (i) the Board provides written notice to Executive of the increased Threshold Performance level for the applicable fiscal year at the same time that the Board establishes the performance objectives for such fiscal year and (ii) such increased Threshold Performance level is applied consistently with the Company’s other bonus plans for such fiscal year. In no event will an Annual Bonus be earned by Executive if performance falls below the Threshold Performance level established for the applicable fiscal year. b. If the Board determines that more than 50% and less than 100% of the target performance objectives are achieved for the given year, the amount of Annual Bonus earned by Executive shall be increased (from 50% of Base Salary) by an additional 1% of Base Salary for each percentage of performance that exceeds the Threshold Performance level (rounded to the nearest percentage); provided, however, that in fiscal years beyond the 2022 fiscal year, if the Board raises the minimum Threshold Performance level and the Board determinates that more than the Threshold Performance and less than 100% of the target performance objectives are achieved for the given year, the amount of Annual Bonus earned by Executive shall be increased (from 50% of Base Salary) ratably up to 100% of Base Salary (e.g. if the Threshold Performance is increased to 60% achievement of target performance objectives, the Annual Bonus shall be increased from 50% of Base Salary by an additional 1.25% of Base Salary for each percentage of performance that exceeds such minimum Threshold Performance level (rounded to the nearest percentage)).

Page 3 US-DOCS\135566613.6 c. If the Board determines that 100% of the target performance objectives (“Target Performance”) are achieved for the given year, Executive shall earn an Annual Bonus equal to the Target Bonus. d. If the Board determines that more than 100% and less than 125% of the target performance objectives are achieved for the given year, the amount of Annual Bonus earned by Executive shall be increased (from 100% of Base Salary) by an additional 4% of Base Salary for each percentage of performance that exceeds the Target Performance level (rounded to the nearest percentage). e. If the Board determines that 125% or more of the target performance objectives are achieved for the given year, Executive shall earn an Annual Bonus equal to 200% of Base Salary. In no event will Executive’s Annual Bonus exceed 200% of Base Salary. Annual Bonuses, if any, will be paid within 2½ months after the close of the fiscal year to which the Annual Bonus relates. The Annual Bonus is not earned until paid and no amount will be paid if Executive’s employment with the Company ends due to resignation or termination prior to the payment date, except as otherwise provided in Section 12(c) and Section 12(d). 4. Equity Compensation. Beginning in calendar year 2022, Executive will be eligible to receive annual equity awards under Parent’s equity incentive award plans and programs as in effect from time to time at a target award level at least equal to four (4) times the sum of (i) 100% of the Base Salary plus (ii) 100% of the Target Bonus. Executive’s annual equity awards will be determined by the Board or the Compensation Committee of the Board in consultation with Executive, and are expected to be granted in the form of time and performance-based stock options or restricted stock units, with any performance-based awards (a) being valued using a “Monte Carlo” simulation formula as reasonably determined by the Board and (b) vesting immediately upon achievement of the stated stock performance objective, when in any 20 trading days of a 30 trading day period, the closing share price is at or above the during the performance period of the grant. In addition, upon a Change in Control, 100% of all time-based equity awards shall become immediately vested and 50% of all then unvested performance based equity awards shall become immediately vested. For the avoidance of doubt, while all equity compensation awards to you shall be consistent with the terms of this Section 4, all equity compensation awards are subject to approval by the Board or the Compensation Committee at the time of grant and otherwise subject to there being available a sufficient number of shares under Parent’s equity incentive plan to make such grants. 5. Location. Executive’s principal place of employment shall be at the Company’s offices in Lugano, Switzerland, and Executive’s secondary place of employment shall be at the Company’s offices in Westlake Village, California, in each case, subject to reasonable travel required in connection with performing Executive’s services, as requested by the Company. 6. Benefits. In addition to Executive’s compensation, Executive will be eligible to receive the benefits, excluding any severance or similar benefits, that are generally offered to all Company executives based in Switzerland, subject to any eligibility requirements and terms set forth in any applicable policies or plans (if any). The Company reserves the right to change or rescind its benefit plans and programs and alter employee contribution levels in its discretion. A full description of these benefits is available upon request. 7. Sick Leave. Executive will be entitled to sick leave benefits, in accordance with the Company’s standard policies and in accordance with applicable federal, state, and/or local law. 8. Paid Time Off. Executive will be entitled to thirty (30) business days of paid personal leave per year. Any paid personal leave shall be taken at the reasonable and mutual convenience of Executive and the

Page 4 US-DOCS\135566613.6 Company, and, in all events, in accordance with the Company’s paid time off policy as in effect from time to time. 9. Holidays. Executive will be paid for designated holidays in accordance with the Company’s holiday schedule, as made available to Executive. This schedule is subject to change at the discretion of the Company. 10. Expenses and Reimbursements. a. The Company shall reimburse Executive for all reasonable business expenses incurred by Executive in the performance of Executive’s duties to the Company in accordance with the Company’s expense reimbursement policy as in effect from time to time. The Company will also provide a tax gross-up payment for any incremental taxes imposed on Executive as a result of the expense reimbursements set forth in this Section 10(a). The amount of such gross-up payment will be determined by a mutually agreed national accounting firm, subject to approval by the Chief Financial Officer of Parent, and will be paid no later than March 15 of the year following the year in which such tax was incurred, provided that Executive promptly submit Executive’s request for payment. b. During the period in which Executive receives payments or benefits from the Company that are taxable outside of the United States, the Company shall reimburse Executive for reasonable costs incurred in connection with accounting and tax return preparation assistance provided by a mutually agreed national accounting firm. c. Executive shall be entitled to reimbursement by the Company for (i) the cost of an annual health examination and (ii) reasonable costs incurred in connection with global physician support services when traveling on Company business, in each case, by a physician or physicians selected by the Company or selected by Executive and approved by the Company. d. Executive shall be entitled to receive payment or reimbursement for monthly membership dues, not to exceed $2,500 per month, in one professional or industry social club. In addition, the Company will provide a vehicle or will reimburse Executive for a monthly vehicle lease, in an amount not to exceed $1,500 per month. e. The Company agrees to pay Executive’s reasonable legal fees incurred during calendar year 2022 in connection with the negotiation of this Agreement, up to a maximum amount of $25,000. Executive agrees to submit an invoice evidencing such fees no later than January 31, 2023 and the Company will pay such legal fees no later than March 15, 2023. 11. D&O Insurance; Indemnification. Parent agrees to maintain a directors and officers’ liability insurance policy covering Executive to the same extent Parent provides such coverage for its other executive officers, which policy shall cover Executive’s period of employment with the Company and six (6) years thereafter. Executive and Parent acknowledge and agree that Executive has or will enter into an indemnification agreement in substantially the form as Parent has entered into with the other members of the Board. 12. Termination. a. Definitions: For purposes of this Agreement:

Page 5 US-DOCS\135566613.6 i. “Cause” means Executive’s (a) willful failure to substantially perform Executive’s material duties with the Company (other than any such failure resulting from Executive’s physical or mental illness) or failure in any material respect to carry out or comply with any lawful and reasonable directive of the Board; (b) willful misconduct or fraud in connection with Executive’s employment by the Company; (c) commission of a reportable violation of any applicable banking, securities or commodities laws, rules or regulations that constitutes a serious offense that is reasonably likely to or does result in a significant fine; (d) conviction or plea of nolo contendere (or equivalent) to a felony or any crime involving moral turpitude (other than driving offenses); (e) engaging in sexual or other forms of unlawful harassment, as determined by a reasonable investigation by an independent investigator with an opportunity for Executive to be heard; (f) material violation of applicable Company policies, practices, and standards of behavior of the Company of which Executive has been made aware and that is reasonably likely to or does cause material harm to the Company; or (g) material breach of any written agreement between Executive and the Company; provided, however, that with respect to subclauses (a), (f) and (g) above, any such condition or conditions, as applicable, shall not constitute Cause unless both (x) the Company provides written notice to Executive of the condition claimed to constitute Cause within 60 days of the initial existence of such condition(s), and (y) Executive fails to remedy such condition(s) within 30 days of receiving such written notice thereof; and provided, further, that in all events the Termination shall not constitute a Termination for Cause unless such Termination occurs not more than 90 days following the initial existence of the condition claimed to constitute Cause. ii. “Change in Control” has the meaning set forth in Parent’s 2022 Equity Incentive Plan. Notwithstanding the foregoing, a “Change in Control” must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5). iii. “Change in Control Period” means the period commencing ninety (90) days prior to, and ending 18 months following, the consummation of a Change in Control that occurs after the effective date of this Agreement. iv. “Disability” means, at any time the Company or any of its affiliates sponsors a long-term disability plan for the Company’s employees, “disability” as defined in such long-term disability plan for the purpose of determining a participant’s eligibility for benefits, provided, however, if the long-term disability plan contains multiple definitions of disability, “Disability” shall refer to that definition of disability which, if Executive qualified for such disability benefits, would provide coverage for the longest period of time. The determination of whether Executive has a Disability shall be made by the person or persons required to make disability determinations under the long-term disability plan. At any time the Company does not sponsor a long-term disability plan for its employees, “Disability” shall mean Executive’s inability to perform, with or without reasonable accommodation, the essential functions of Executive’s position hereunder for a total of four months during any six-month period as a result of incapacity due to mental or physical illness as determined by a physician selected by the Company or its insurers and acceptable to Executive or Executive’s legal representative, with such agreement as to acceptability not to be unreasonably withheld or delayed. Any unreasonable refusal by Executive to submit to a medical examination for the purpose of determining Disability shall be deemed to constitute conclusive evidence of Executive’s Disability. v. “Good Reason” means, without Executive’s express written consent, the occurrence of any of the following circumstances: (A) a material reduction in the nature or scope of Executive’s duties, responsibilities, authority, powers or functions as compared to Executive’s duties,

Page 6 US-DOCS\135566613.6 responsibilities, authority, powers or functions before such change, except in connection with a Change in Control where Executive continues to hold the same or substantially similar position with respect to the business of the Company (which may, after the Change in Control, be a division of the successor corporation or its parent), but does not hold such position with respect to the successor corporation or its parent; (B) a material reduction in the Base Salary or Target Bonus percentage (except for across-the-board reductions that do not exceed 10% and that are based on the Company’s financial performance similarly affecting substantially all senior management employees); (C) Executive is relocated more than 35 miles from Executive’s current work location; or (D) a material breach by the Company or Parent of any written agreement between Executive and the Company and/or Parent; provided, however, that any such condition or conditions, as applicable, shall not constitute Good Reason unless both (x) Executive provides written notice to the Company and the Board of the condition claimed to constitute Good Reason within 60 days of the initial existence of such condition(s), and (y) the Company fails to remedy such condition(s) within 30 days of receiving such written notice thereof; and provided, further, that in all events the Termination shall not constitute a Termination for Good Reason unless such Termination occurs not more than 90 days following the initial existence of the condition claimed to constitute Good Reason. vi. “Termination” means (a) termination of Executive’s employment by the Company with Cause; (b) termination of Executive’s employment by the Company without Cause or due to Executive’s Disability (c) termination of Executive’s employment by Executive for Good Reason; (d) termination of Executive’s employment by Executive without Good Reason; or (e) termination of Executive’s employment due to Executive’s death. b. Upon Executive’s Termination for any reason, Executive will be entitled to receive the sum of: (i) the portion of the Base Salary earned through the date of Termination, but not yet paid to Executive; (ii) any expenses incurred as of the date of Termination and owed to Executive pursuant to Section 10; (iii) payment for any accrued but unused paid time off; and (iv) any vested amount accrued and arising from Executive’s participation in, or benefits accrued under any employee benefit plans, programs or arrangements, which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs or arrangements (collectively, the “Company Arrangements”). Except as otherwise expressly required by law or as specifically provided in a Company Arrangement or herein, all of Executive’s rights to salary, severance, benefits, bonuses and other compensatory amounts hereunder (if any) shall cease upon Executive’s Termination. c. If Executive’s Termination is (i) by the Company without Cause or due to Executive’s Disability, (ii) by Executive for Good Reason, or (iii) due to Executive’s death and, in each case, which Termination does not occur within the Change in Control Period, then, subject to Executive’s delivery to the Company of an executed waiver and release of claims in a form approved by the Company (the “Release”) that becomes effective and irrevocable in accordance with Section 16(c) below, and Executive’s continued compliance with the CNIAA, Executive will receive, in addition to payments and benefits set forth in Section 12(b) above, the following: i. An amount of cash equal to the sum of (x) one (1) times the Base Salary and (y) the Target Bonus; payable in the form of salary continuation in regular installments over the twelve (12) month period following Executive’s Separation from Service (as defined below) (the “Severance Period”) in accordance with the Company’s customary payroll practices; ii. Any unpaid Annual Bonus earned by Executive for the year prior to the year in which the Termination date occurs, as determined by the Board based upon actual performance achieved, which Annual Bonus, if any, shall be paid to Executive when bonuses for such

Page 7 US-DOCS\135566613.6 year are paid to actively employed senior executives of the Company, but in no event later than March 15 of the year in which the Termination date occurs; iii. If Executive elects to receive continued medical, dental and/or vision coverage under one or more of the Company’s group healthcare plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall directly pay, or reimburse Executive for, the COBRA premiums for Executive and Executive’s covered dependents under such plans during the period commencing on Executive’s Separation from Service and ending upon the earliest of (X) the last day of the Severance Period, (Y) the date that Executive and/or Executive’s covered dependents become no longer eligible for COBRA or (Z) the date Executive becomes eligible to receive medical, dental or vision coverage, as applicable, from a subsequent employer (and Executive agrees to promptly notify the Company of such eligibility). Notwithstanding the foregoing, if the Company determines in its sole discretion that it cannot provide the foregoing benefit without potentially violating applicable law or incurring an excise tax (including, without limitation, by reason of Section 2716 of the Public Health Service Act), the Company may alter the manner in which medical, dental or vision coverage is provided to Executive after Executive’s Separation from Service so long as such alteration does not increase the after- tax cost to Executive of such benefits; iv. With respect to any unvested equity or equity-based awards held by Executive as of the Termination date under any Parent equity compensation plans (x) 50% of any such awards that vest solely based on continued service shall become immediately vested; (y) with respect to any such awards that vest based on the attainment of performance conditions, 50% of such awards shall become immediately vested at the target level of performance and 50% of such awards shall remain outstanding and eligible to vest based on achievement of the applicable performance conditions until the earlier of (x) expiration of the original performance period applicable to such awards and (y) the date that is two (2) years following the Termination date; and v. Executive’s right to exercise any Parent options shall be extended until the date that is two (2) years following the Termination date; provided that such exercise period shall not exceed ten (10) years from the grant date of such option (or such shorter option term as set forth in the applicable award agreement) and shall not extend beyond a Change in Control if the options are not continued after such Change in Control. d. If Executive’s Termination is (i) by the Company without Cause or due to Executive’s Disability, (ii) by Executive for Good Reason, or (iii) due to Executive’s death and, in each case, which Termination occurs within the Change in Control Period, then, subject to Executive’s delivery to the Company of an executed Release that becomes effective and irrevocable in accordance with Section 16(c) below, and Executive’s continued compliance with the CNIAA, Executive will receive, in addition to payments and benefits set forth in Section 12(b) above, the following: i. A lump sum cash payment equal to the sum of (x) two (2) times the Base Salary and (y) 1.5 times the Target Bonus, payable on the First Payment Date (as defined below); provided, however, that if such Termination occurs during the ninety (90) day period prior to the date of the Change in Control, an amount equal to the amount described in Section 12(c)(i) shall be paid on the same schedule set forth in Section 12(c)(i) and the excess above such amount shall be payable in a single lump sum within sixty (60) days after the Change in Control; ii. The benefits set forth in Section 12(c)(ii) and Section 12(c)(iii), provided, however, that for purposes of Section 12(c)(iii), the “Severance Period” shall mean the 18-month period following Executive’s Separation from Service;

Page 8 US-DOCS\135566613.6 iii. With respect to any unvested equity or equity-based awards held by Executive as of the Termination date under any Parent equity compensation plans, 100% of such awards shall become immediately vested, with any such awards that vest based on the attainment of performance conditions vesting at the target level of performance; and iv. The benefits set forth in Section 12(c)(v). e. If Executive’s Termination is by the Company for Cause or by Executive without Good Reason, Executive shall not be entitled to any severance payments or benefits under this Agreement, except for those payments provided in Section 12(b) above, and any unvested equity or equity- based awards in Parent held by Executive as of the Termination date will immediately terminate and be forfeited without payment. f. The cash severance payments described in this Section 12 shall be reduced by any statutory severance, separation, garden leave, notice or similar payments of any kind otherwise due to Executive in connection with Executive’s termination of employment, including those set forth in Section 13. g. Upon termination of Executive’s employment for any reason, Executive shall be deemed to have resigned from all offices and directorships, if any, then held with the Company, Parent or any of their subsidiaries or affiliates. 13. Employment. a. During the term of Executive’s employment hereunder, Executive shall be considered an employee of the Company. Executive’s employment with the Company may be terminated at any time by either the Company or Executive giving the other no less than ninety (90) days’ prior written notice (or such longer period of notice as is required by law). If Executive’s employment terminates for any reason, Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided in this Agreement or as required by applicable law. b. The Company reserves the right in its discretion to terminate Executive’s employment immediately either instead of or at any time after notice of termination is given by either Party and to make a payment in lieu of notice. For this purpose, pay in lieu of notice will be a sum equal to the Base Salary that Executive would have received during the period of notice outstanding on the termination of Executive's employment. For the avoidance of doubt, the Company’s right to make a payment in lieu of notice does not give Executive a right to receive such a payment in lieu of notice. c. For the avoidance of doubt, the Company may terminate Executive’s employment for Cause with immediate effect and without payment in lieu of notice (or any other compensation). 14. Employee Confidentiality, Non-Disclosure, and Inventions Assignment Agreement. In connection with Executive’s continued employment with the Company, Executive will receive and have access to Company and Parent confidential information and trade secrets. Accordingly, enclosed with this Agreement as Attachment 2 (and incorporated herein by reference) is the Employee Confidentiality, Non-Disclosure, and Inventions Assignment Agreement (“CNIAA”), which contains restrictive covenants and prohibits unauthorized use or disclosure of the Company’s and Parent’s confidential information and trade secrets, among other obligations. Please review the CNIAA and only sign it after careful consideration of its terms. Executive’s continued employment and eligibility for the termination benefits set forth herein are contingent on Executive’s execution of the CNIAA, which is incorporated herein by reference.

Page 9 US-DOCS\135566613.6 15. Prior Agreements. Executive represents that Executive has disclosed to the Company any and all agreements relating to Executive’s prior employment that may affect Executive’s eligibility to be employed by the Company or limit the manner in which Executive may be employed. It is the Company’s understanding that any such agreements will not prevent Executive from performing the duties of Executive’s position and Executive represents that such is the case. 16. Tax Matters. a. Withholding. All forms of compensation referred to in this Agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law. Regardless of the amount withheld or reported, Executive is solely responsible for all taxes on compensation under this Agreement (including imputed compensation) except the Company’s share of employment taxes. b. Tax Advice. Executive is encouraged to obtain Executive’s own tax advice regarding Executive’s compensation from the Company. Executive agrees that the Company does not have a duty to design its compensation policies in a manner that minimizes Executive’s tax liabilities, and Executive will not make any claim against the Company or the Board related to tax liabilities arising from Executive’s compensation. c. Section 409A of the Internal Revenue Code. To the extent Executive is or becomes subject to tax in the United States, all payments and other compensation described in this Agreement are intended to comply with or be exempt from the requirements of Internal Revenue Code of 1986, as amended (the “Code”) Section 409A and the regulations and guidance promulgated thereunder (collectively “Section 409A”). This Agreement shall be interpreted consistently with that intent, provided that nothing in this Agreement shall be construed as a warranty of tax treatment or otherwise to transfer liability for any tax under Section 409A from Executive to the Company or any of its affiliates. In no event whatsoever shall the Company or any of its current or future affiliates or their respective advisors, agents, attorneys, representations or successors be liable for any additional tax, interest or penalties that may be imposed on Executive by Section 409A or any damages for failing to comply with Section 409A. Each installment in a series of payments shall be treated as a separate payment. Notwithstanding anything in this Agreement to the contrary, any compensation or benefits payable under this Agreement that is considered nonqualified deferred compensation under Section 409A and is designated under this Agreement as payable upon Executive’s Termination shall be payable only upon Executive’s “separation from service” with the Company within the meaning of Section 409A (a “Separation from Service”) and, except as provided below, any such compensation or benefits described in Section 12(c) or Section 12(d) shall not be paid, or, in the case of installments, shall not commence payment, until the sixtieth (60th) day following Executive’s Separation from Service (the “First Payment Date”). Any installment payments that would have been made to Executive during the sixty (60) day period immediately following Executive’s Separation from Service but for the preceding sentence shall be paid to Executive on the First Payment Date and the remaining payments shall be made as provided in this Agreement. Notwithstanding anything in this Agreement to the contrary, if Executive is deemed by the Company at the time of Executive’s Separation from Service to be a “specified employee” for purposes of Section 409A, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (1) the expiration of the six-month period measured from the date of Executive’s Separation from Service with the Company or (2) the date of Executive’s death. Upon the first business day following the expiration of the applicable Section 409A period, all payments deferred pursuant

Page 10 US-DOCS\135566613.6 to the preceding sentence shall be paid in a lump sum to Executive (or Executive’s estate or beneficiaries), and any remaining payments due to Executive under this Agreement shall be paid as otherwise provided herein. Notwithstanding anything to the contrary in this Agreement, to the extent that any payments due under this Agreement as a result of Executive’s Termination are subject to Executive’s execution and delivery of a Release, (A) the Company will deliver the Release to Executive within seven days following Executive’s date of Termination, and the Company’s failure to deliver a Release prior to the expiration of such seven business day period shall constitute a waiver of any requirement to execute a Release, (B) if Executive fails to execute the Release on or prior to the Release Expiration Date (as defined below) or timely revoke Executive’s acceptance of the Release thereafter, Executive will not be entitled to any payments or benefits otherwise conditioned on the Release, and (C) in any case where Executive’s date of Termination and the Release Expiration Date fall in two separate taxable years, the Release will be deemed effective (subject to it being executed and not revoked) in the later year and any severance payments that are subject to execution of the Release will not be made or begin until the later year, except as would not result in a violation of Section 409A. For purposes hereof, “Release Expiration Date” shall mean the date that is 21 days following the date upon which the Company timely delivers the Release to Executive. To the extent that any reimbursements under this Agreement are subject to Section 409A, any such reimbursements payable to Executive shall be paid to Executive no later than December 31 of the year following the year in which the expense was incurred, provided that Executive submits Executive’s reimbursement request promptly following the date the expense is incurred. The amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, other than medical expenses referred to in Section 105(b) of the Code, and Executive’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit. d. Section 280G of the Internal Revenue Code. Notwithstanding any other provisions of this Agreement or any other arrangement, in the event that any payment or benefit by the Company or otherwise to or for Executive’s benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (all such payments and benefits, being hereinafter referred to as the “Total Payments”), would be subject (in whole or in part) to the excise tax imposed by Code Section 4999 (the “Excise Tax”), then the Total Payments shall be reduced (in the order provided below) to the minimum extent necessary to avoid the imposition of the Excise Tax on the Total Payments, but only if (i) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income and employment taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments), is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income and employment taxes on such Total Payments and the amount of the Excise Tax to which Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments). The Total Payments shall be reduced in the following order: (i) reduction on a pro-rata basis of any cash severance payments that are exempt from Section 409A, (ii) reduction on a pro-rata basis of any non-cash severance payments or benefits that are exempt from Section 409A, (iii) reduction on a pro-rata basis of any other payments or benefits that are exempt from Section 409A, and (iv) reduction of any payments or benefits otherwise payable to Executive on a pro-rata basis or such other manner that complies with Section 409A; provided, in case of subclauses (ii), (iii) and (iv), that reduction of any payments attributable to the acceleration of

Page 11 US-DOCS\135566613.6 vesting of Parent equity awards shall be first applied to Parent equity awards that would otherwise vest last in time. The Company will select an adviser with experience in performing calculations regarding the applicability of Code Section 280G and the Excise Tax, provided that the adviser’s determination shall be made based upon “substantial authority” within the meaning of Code Section 6662, (the “Independent Advisors”) to make determinations regarding the application of this Section 16(d). The Independent Adviser shall provide its determination, together with detailed supporting calculations and documentation, to Executive and the Company within 15 business days following the date on which Executive’s right to the Total Payments is triggered, if applicable, or such other time as requested by Executive (provided, that Executive reasonably believes that any of the Total Payments may be subject to the Excise Tax) or the Company. The costs of obtaining such determination and all related fees and expenses (including related fees and expenses incurred in any later audit) shall be borne by the Company. Any good faith determinations of the Independent Adviser made hereunder shall be final, binding and conclusive upon the Company and Executive. In the event it is later determined that to implement the objective and intent of this Section 16(d), (i) a greater reduction in the Total Payments should have been made, the excess amount shall be returned promptly by Executive to the Company or (ii) a lesser reduction in the Total Payments should have been made, the excess amount shall be paid or provided promptly by the Company to Executive, except to the extent the Company reasonably determines would result in imposition of an excise tax under Section 409A. 17. Mutual Arbitration Agreement. To the maximum extent permitted by law, Executive and the Company agree that all claims, disputes and controversies of any kind arising out of, relating to or in any way associated with this Agreement and/or Executive’s employment by the Company or the termination of that employment, including but not limited to all common, constitutional, contract and tort law theories and statutory claims under federal, state and/or local law, shall be submitted to and resolved through final and binding arbitration, before a single arbitrator licensed to practice law and experienced in employment law, and administered by JAMS (http://www.jamsadr.com/) pursuant to its Employment Arbitration Rules & Procedures (the “JAMS Rules”) (available at https://www.jamsadr.com/rules-employment-arbitration/) in effect at the inception of the arbitration, incorporated herein by reference, except as modified or supplemented herein. The arbitration shall take place at JAMS’s office in (or nearest to) Executive’s (last) primary work location for the Company, unless the Parties agree to a different location or as otherwise required by law. This agreement to arbitrate applies to all claims that the Company may have against Executive, as well as all claims that Executive may have against the Company, including any of the Company’s affiliates, parents, subsidiaries, successors, assigns, owners, directors, officers, shareholders, employees, managers, members, and agents. Claims not subject to this agreement to arbitrate are expressly limited to: (i) claims for workers’ compensation, disability benefits or unemployment compensation benefits; (ii) claims based on any pension or welfare plan or collective bargaining agreement, the terms of which may contain arbitration or other non-judicial dispute resolution procedure; (iii) any unfair labor practice charge which is to be brought under the National Labor Relations Act; (iv) sexual assault or sexual harassment disputes arising under federal, tribal, or state law which Executive elects not to pursue in arbitration; and/or (v) claims which may not be arbitrated as a matter of law. Nothing in this agreement to arbitrate precludes Executive from filing an administrative charge/complaint of discrimination with the U.S. Equal Employment Opportunity Commission (“EEOC”), the California Department of Fair Employment and Housing (“DFEH”) (to the extent applicable), or any similar federal, state, or local government agency for purposes of exhausting Executive’s administrative remedies, to the extent required by law; however, any claims, action or lawsuit seeking damages, injunctive relief or other monetary or non-monetary relief by Executive based on such

Page 12 US-DOCS\135566613.6 administrative charges/complaints must be brought in arbitration, in accordance with this agreement to arbitrate, except as to sexual assault or sexual harassment disputes which Executive elects to pursue in court. Executive acknowledges that, should the EEOC, DFEH or any local government agency pursue claims on Executive’s behalf, Executive has waived Executive’s right to recover any money from the Company, other than amounts recoverable through arbitration pursuant to this agreement to arbitrate, if any. Notwithstanding anything to the contrary in JAMS’s rules, the arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; (b) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award; and (c) be authorized to award any or all remedies that Executive or the Company would be entitled to seek in a court of law. However, the arbitrator shall have no authority or power to award any remedy in excess of what a Party would be able to obtain in a court of law. The arbitrator may hear and determine any dispositive issue of law asserted by Executive or the Company to the same extent a court could hear and determine a dispositive motion. In ruling on such motions and the admissibility of evidence, the arbitrator shall apply the standards under the Federal Rules of Civil Procedure, the Federal Rules of Evidence, and case law thereunder. The decision of the arbitrator will be final, conclusive, and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. Nothing herein shall be construed to preclude a Party’s application for temporary or preliminary injunctive relief to a court of relevant jurisdiction, in furtherance of arbitration. Except as to sexual assault or sexual harassment disputes, the arbitrator has exclusive authority to resolve any dispute relating to the interpretation, applicability, or enforceability of this Agreement (including this agreement to arbitrate therein). Any Party’s right to appeal or to seek modification of rulings by the arbitrator is strictly limited by the Federal Arbitration Act (“FAA”). The Parties agree that the Company is engaged in interstate commerce and that, except as provided in this Agreement, the FAA shall govern the interpretation and enforcement of, and all proceedings pursuant to, this agreement to arbitrate. Except as otherwise prohibited by law, neither Executive, the Company, nor the arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties to the arbitration, except to Executive’s respective attorneys and tax advisors without any written consent of the other, provided such persons/entities first agree to be bound by this confidentiality provision. Either Party may disclose the existence and results of any arbitration in a proceeding to enforce or appeal an arbitral award, as provided under applicable law. The fees of the arbitrator and all other costs that are unique to the arbitration process shall be paid by the Company. Otherwise, each Party shall be solely responsible for paying his/her/their/its own costs for the arbitration, including but not limited to attorneys’ fees. However, if either Party prevails on a claim which affords the prevailing Party attorneys’ fees pursuant to law, statute, or contract, the arbitrator may award reasonable attorneys’ fees to the prevailing Party. Executive understands and agrees that claims must be brought by either Executive or the Company in Executive’s individual capacity, not as plaintiffs or class members in any purported class or collective proceeding, and the arbitrator shall not have the power to hear the arbitration as a class or collective action or otherwise combine claims by multiple parties in a single arbitration (“Class/Collective Action Waiver”). If this Class/Collective Action Waiver is found to be unenforceable, in whole or in part, any offending provisions shall be severed from this Agreement. To the greatest extent permitted by law, claims must be brought by either Executive or the Company in Executive’s individual capacity, not as representatives in any representative proceeding, and the arbitrator

Page 13 US-DOCS\135566613.6 shall not have the power to hear any claims on a representative basis (“Representative Action Waiver”). If this Representative Action Waiver is found to be unenforceable, it shall be severed from this Agreement. Executive and the Company agree and acknowledge that this agreement to arbitrate is supported by good and valuable consideration, including, without limitation, the Parties’ mutual agreement to arbitrate and Executive’s continued employment with the Company. BY AGREEING TO SUBMIT THE CLAIMS TO ARBITRATION, EXECUTIVE AND COMPANY ARE HEREBY WAIVING THE RIGHT TO A TRIAL IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL. 18. Reservation of Rights. Nothing in this Agreement or the CNIAA shall prohibit Executive from: (a) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful or (b) speaking with or providing information to law enforcement, the U.S. Securities and Exchange Commission, the U.S. Equal Employment Opportunity Commission, the California Department of Fair Employment and Housing, and/or any other similar state or local fair employment practices agencies. 19. Complete Agreement. This Agreement, the CNIAA, and the attachments referenced herein, supersede and replace any prior agreements, representations or understandings (whether written, oral, implied or otherwise) between Executive and the Company, including, but not limited to, the Prior Agreement and the Employment Agreement Term Sheet, and constitute the complete agreement between Executive and the Company and Parent regarding the subject matters set forth herein. This Agreement may not be amended or modified, except by an express written agreement signed by both Executive and a duly authorized officer of the Company or of Parent. 20. Severability. The invalidity, illegality, or unenforceability of any provision, subsections, or sentences contained in of this Agreement, or any terms hereof, shall not affect the legality, validity or enforceability of any other provision or term of this Agreement. This Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement. If moreover, any one or more of the provisions contained in this Agreement will for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear. 21. Governing Law. This Agreement shall be governed, construed, interpreted and enforced in accordance with its express terms, and otherwise in accordance with the substantive laws of Switzerland, without reference to the principles of conflicts of law of Switzerland or any other jurisdiction. 22. Notices. Any notice, request, claim, demand, document and other communication hereunder to any Party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile or certified or registered mail, postage prepaid, as follows: a. If to the Company or Parent, the General Counsel of Parent at its headquarters, b. If to Executive, at the last address that the Company or Parent has in its personnel records for Executive, or c. At any other address as any Party shall have specified by notice in writing to the other Party. 23. Exchange Rate. The dollar amounts set forth in this Agreement are in US Dollars (“USD”) and will initially be converted to Swiss Francs (“CHF”) on a one for one basis. In the event the CHF to USD exchange rate reported by the Wall Street Journal (or such other source the Board deems reliable) changes by more than 10% for a total of three months during any six month period following the execution date of this

Page 14 US-DOCS\135566613.6 Agreement in a manner adverse to Executive, Executive and the Company agree to promptly negotiate in good faith to address such adverse consequences. 24. Third Party Beneficiary Rights. Parent has third party beneficiary rights to the terms of this Agreement applicable to the Company. 25. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Signatures delivered by facsimile, PDF or email shall be deemed effective for all purposes. By signing this Agreement, Executive acknowledges that the terms described in this Agreement, together with the CNIAA and other attachments, set forth the entire understanding between Executive, the Company and Parent, and supersedes any prior representations or agreements, whether written or oral; there are no terms, conditions, representations, warranties or covenants other than those contained herein. No term or provision of this Agreement may be amended, waived, released, discharged or modified except in writing, signed by Executive and an authorized officer of the Company or of Parent. [signature page follows]

US-DOCS\135566613.6 IN WITNESS WHEREOF, the persons below have executed this Agreement on the date and year first above written. ENERGY VAULT HOLDINGS, INC. By: __________________________ Name: Larry Paulson Title: Director ENERGY VAULT SA By: __________________________ Name: Laurence Alexander Title: Chief Marketing Officer EXECUTIVE By: __________________________ Robert A. Piconi

Page 16 US-DOCS\135566613.6 ATTACHMENT 1 Permitted Activities [LIST PERMITTED ACTIVITIES]

US-DOCS\135566613.6 ATTACHMENT 2 ENERGY VAULT HOLDINGS, INC. EMPLOYEE CONFIDENTIALITY, NON-DISCLOSURE, AND INVENTIONS ASSIGNMENT AGREEMENT This Employee Confidential, Non-Disclosure, and Inventions Assignment Agreement (“Agreement”) is entered into as of the date of its execution (the “Effective Date”) by and between Energy Vault Holdings, Inc. (the “Company”), and Robert Piconi (“Employee”). In consideration of the promises and mutual covenants herein contained, and other good and valuable consideration (including, without limitation, Employee’s continued employment with the Company (which, for purposes of this Agreement includes Employee’s employment with Energy Vault SA) and eligibility for the termination benefits set forth in the Employment Agreement between Employee, Energy Vault SA and the Company, dated as of the date hereof), the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and between the parties as follows: 1. Confidential Information Protections. a. Company Information; Nondisclosure. Employee shall at all times during the term of Employee’s employment with the Company and thereafter, hold in strictest confidence, and not use, disclose to any person, firm or corporation without written authorization of the Board, lecture upon, or publish any Confidential Information (as defined herein) of the Company and its employees, except: (i) except as necessary in carrying out Employee’s work for the Company; (ii) to the extent a member of the Board of the Company expressly authorizes such disclosure in writing; or (iii) as required by law, legal process, or as otherwise expressly permitted herein. Employee will take all reasonable precautions to prevent the inadvertent accidental disclosure of “Confidential Information." As used herein, “Confidential Information” means any proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, investors, business partners, customer lists and customers (including, but not limited to, those of the Company on whom Employee has called or with whom Employee became acquainted during the term of Employee’s employment), markets, software, developments, inventions, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to Employee by the Company or any of its employees, either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. “Confidential Information” does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of Employee or of others who were under confidentiality obligations as to the item or items involved, or if Employee can prove such information was already in Employee’s possession prior to Employee’s employment with the Company. Further, pursuant to 18 U.S.C. § 1833(b), Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, Employee is hereby advised that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order. b. Former Employer Information. Employee shall not, during Employee’s employment with the Company, improperly use or disclose any confidential or proprietary information or trade secrets, if any, of any former or concurrent employer or other person or entity to whom or to which Employee has an obligation of confidentiality, and Employee shall not bring onto the premises of the Company any unpublished document, property, or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

Page 18 US-DOCS\135566613.6 c. Third Party Information. Employee shall hold all confidential or proprietary information that the Company has received from any third party to which it is the Company’s obligation to maintain the confidentiality of such information (“Third Party Information”) and to use it only for certain limited purposes in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out Employee’s work for the Company consistent with the Company’s agreement with such third party. During Employee’s employment and thereafter, Employee will hold Third Party Information in confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with Employee’s work for the Company, Third Party Information unless expressly authorized by an authorized officer of the Company (other than Employee) in writing. 2. Inventions. Employee hereby represents, warrants and covenants with respect to Prior Inventions or Inventions (each, as defined below), as the case may be, as follows: a. Inventions Retained and Licensed. Attached hereto, as Exhibit A, is a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by Employee prior to Employee’s employment with the Company (collectively referred to as “Prior Inventions”), which belong to Employee, which relate to the Company’s proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, Employee hereby represents that there are no such Prior Inventions. If in the course of Employee’s employment with the Company, Employee uses or incorporates into a product, process, service, or machine of Company or any of its wholly owned subsidiaries, a Prior Invention owned by Employee or in which the Employee has an interest, or if Employee’s rights in any Prior Inventions may block or interfere with, or may otherwise be required for, the Company is hereby granted and shall have a nonexclusive, fully paid and royalty-free, irrevocable, perpetual, transferable, worldwide license, with rights to sublicense through multiple levels of sublicensees, to make, reproduce, make derivative works of, distribute, use, sell, import, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine, to the fullest extent permitted by law. Employee represents and agrees that in the event of any dispute regarding the creation or ownership of any invention, any such disputed invention that may relate to the Company’s business or actual or demonstrably anticipated research or development will be presumed to have been created after the commencement of Employee’s employment with the Company unless Employee is able to conclusively demonstrate, beyond any question of doubt, that the invention in question was made by Employee or acquired by Employee prior to the commencement of Employee’s employment with, and therefore is not to be assigned to, the Company. To the extent that any third parties have rights in any such Prior Inventions, Employee hereby represents and warrants that such third party or parties have validly and irrevocably granted to Employee the right to grant the license stated above. b. Ownership. Employee agrees that, throughout Employee’s employment with the Company, all inventions, discoveries and improvements, whether patentable or unpatentable, and all works of authorship, whether copyrightable or uncopyrightable, made, developed, conceived, modified, acquired, devised, discovered or created by Employee, whether solely or jointly with others, whether by using the Company’s equipment, supplies, facilities, trade secrets, Confidential Information or otherwise, and which relate to or pertain in any way at the time of conception or reduction to practice of the invention or of creation of the work of authorship to the business of the Company, or the actual or demonstrably anticipated research or development of the Company, or which result from any work performed by Employee for the Company (hereinafter “Work Product”), shall be promptly disclosed in writing by Employee to the Company, and whether disclosed or not, shall be the exclusive property of the Company or its assignee(s). c. Works for Hire. Employee acknowledges that all Work Product shall be deemed and considered “works made for hire” under the copyright laws of the United States (including 17 U.S.C. § 101) (“Work for Hire”); and moreover, that all right, title and interest therein, including all rights of copyright, patent or otherwise, in the United States and in all foreign countries, in any form or medium and in all fields of use now known or hereafter existing, shall belong exclusively to the Company. Employee acknowledges that the Company is under no obligation to Employee, monetary or otherwise, in connection with such Work for Hire.

Page 19 US-DOCS\135566613.6 d. Assignment. To the extent an assignment is necessary to perfect the Company’s ownership of any Work Product or Work for Hire described above in this Section 2, Employee hereby irrevocably assigns to the Company or its assignee, all of Employee’s right, title and interest therein, and agrees that neither the Company, nor its divisions or affiliates, are under further obligation, monetary or otherwise, to Employee for such assignment. Employee agrees to assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign intellectual property rights and moral rights relating to Work Product or Works for Hire in any and all countries. Employee agrees to execute, acknowledge and deliver to the Company, its successors and assigns, all documentation, including, but not limited to, applications for patents and/or copyrights, as the Company may deem necessary or desirable to obtain and perfect the interests of the Company, its successors and assigns, in any and all countries, in such Work Product and/or Works for Hire, and to vest title thereto in the Company. Employee understands and agrees that Employee’s obligation to assist the Company with respect to intellectual property rights relating to such Work Product and/or Works for Hire in any and all countries will continue beyond the termination of Employee’s employment. In the event the Company is unable for any reason, after reasonable effort, to secure Employee’s signature on any document needed in connection with the actions specified in this Section, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney in fact, which appointment is coupled with an interest, to act for and on Employee’s behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section with the same legal force and effect as if executed by Employee. Employee hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which Employee now or may hereafter have for infringement of any intellectual property rights assigned under this Agreement to the Company. Employee acknowledges that the Company is under no further obligation, monetary or otherwise, to Employee in connection with any such assignment. e. Excluded Inventions. Pursuant to California Labor Code section 2872, the assignment set forth in Section 2 of this Agreement shall not apply to any invention that qualifies fully under the provisions of section 2870 of the California Labor Code, as explained in the Inventions Assignment Notice attached hereto as Exhibit B. f. Inventions Assigned to the United States. Employee shall assign to the United States government all Employee’s right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies. g. Maintenance of Records. Employee shall keep and maintain adequate and current written records of all Confidential Information developed by the Employee and all Inventions made solely or jointly with others during the term of Employee’s employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times. h. Obligation to Keep the Company Informed. Employee will advise the Company promptly in writing of any inventions that Employee believes meet the criteria in California Labor Code section 2870 and not otherwise disclosed on Exhibit A, during the period of Employee’s employment with the Company and for one (1) year after the termination of employment. In addition, Employee will promptly disclose to the Company all patent applications filed by Employee or on Employee’s behalf within one (1) year after the termination of employment. The Company will keep in confidence and will not use for any purpose or disclose to third parties without Employee’s consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to inventions that qualify fully for protection under Labor Code section 2870 (or a comparable law of another jurisdiction). Employee will preserve the confidentiality of any invention that does not fully qualify for protection under Labor Code section 2870. 3. Duty of Loyalty During Employment. To the fullest extent permitted by law, Employee agrees that during the period of employment by the Company, Employee will not, without the Company’s express written consent, directly or indirectly engage in any employment or business activity which is directly or indirectly competitive with, or would otherwise conflict with, Employee’s employment by the Company.

Page 20 US-DOCS\135566613.6 4. No Conflicting Employment, Agreement, or Obligation. Employee represents that Employee’s performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by Employee in confidence or in trust prior to employment by the Company. Employee has not entered into, and Employee agrees not to enter into, any agreement either written or oral in conflict with this Agreement. Employee shall perform Employee’s duties faithfully and to the best of Employee’s ability and shall devote Employee’s full business time and effort to the performance of Employee’s duties hereunder. Employee shall not, during the term of Employee’s employment with the Company, engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company, or its subsidiaries are now involved or become involved during the term of Employee’s employment, nor will Employee engage in any other activities that conflict with Employee’s obligations to the Company. 5. Returning Company Documents. At the time of leaving the employ of the Company, Employee covenants that Employee shall deliver to the Company (and will not keep in Employee’s possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, social media content, social media followers and social media access to password information, or reproductions of any aforementioned items developed by Employee pursuant to Employee’s employment with the Company or otherwise belonging to the Company, its successors or assigns, including, without limitation, those records maintained pursuant to Section 2. Employee agrees not to copy, delete, or alter any information contained upon Employee’s Company computer or Company equipment before Employee returns it to the Company. In addition, if Employee has used any personal computer, server, or e-mail system to receive, store, review, prepare or transmit any Company information, including but not limited to, Confidential Information, Employee agrees to provide the Company with a computer useable copy of all such Confidential Information and then permanently delete and expunge such Confidential Information from those systems; and Employee agrees to provide the Company access to Employee’s system as reasonably requested to verify that the necessary copying and/or deletion is completed. Employee further agrees that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company’s personnel at any time with or without notice. 6. Notification of New Employer. In the event that Employee leaves the employ of the Company, Employee agrees to grant consent to notification by the Company to Employee’s new employer about Employee’s rights and obligations under this Agreement. 7. Non-Solicitation of Employees. Employee covenants that, for a period of twelve (12) months immediately following the termination of Employee’s relationship with the Company for any reason, Employee shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or employees of any Company subsidiaries to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away their employees, either for Employee or for any other person or entity. 8. Non-Competition. For so long as Employee is employed by the Company, and for a period of twelve (12) months after the termination of Employee’s employment with the Company for any reason, Employee agrees and covenants not to, directly or indirectly, either on Employee’s own or in conjunction with any person, commence or engage in a Competitive Activity. For purposes of this non-competition clause, "Competitive Activity" means any activity that relates to, is substantially similar to, or competes with the Company or any of its affiliates (or its demonstrably planned interests) at the time of Employee’s termination from the Company (including any activity relating to long duration utility scale energy storage accessible for at least four (4) hours). Competitive Activities do not include being a holder of less than one percent (1%) of the outstanding equity of a public company or service on the board of directors of Chronos Imaging LLC. a. Nothing in this Agreement shall prohibit Employee from purchasing or owning less than five percent (5%) of the publicly traded securities of any corporation, provided that such ownership represents a passive investment and that the Employee is not a controlling person of, or a member of a group that controls, such corporation.

Page 21 US-DOCS\135566613.6 b. This Section does not, in any way, restrict or impede the Employee from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. 9. Conflict of Interest Guidelines. Employee covenants that Employee shall diligently adhere to the Conflict of Interest Guidelines attached as Exhibit C hereto. 10. Right to Advice of Counsel. Employee acknowledges that Employee has had the right to consult with counsel and is fully aware of Employee’s rights and obligations under this Agreement. 11. Successors and Assigns. This Agreement is for Employee’s benefit and the benefit of the Company, its successors, assigns, parent corporations, subsidiaries, affiliates, and purchasers, and will be binding upon Employee’s heirs, executors, administrators and other legal representatives. a. Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company,” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law. b. Employee’s Successors. Without the written consent of the Company, Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. 12. Notice Clause. a. Manner. Any notice hereby required or permitted to be given shall be sufficiently given if in writing and delivered in person or sent by facsimile, electronic mail, overnight courier or First Class mail, postage prepaid, to either party at the address of such party or such other address as shall have been designated by written notice by such party to the other party. b. Effectiveness. Any notice or other communication required or permitted to be given under this Agreement will be deemed given (i) upon personal delivery to the party to be notified (ii) on the day when delivered by electronic mail to the proper electronic mail address, (iii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iv) the first business day after deposit with a nationally recognized overnight courier, specifying next day delivery, or (v) the third business day after the day on which such notice was mailed, as evidenced by the postmark, in accordance with this Section. 13. Legal and Equitable Remedies. a. Employee agrees that it may be impossible to assess the damages caused by Employee’s violation of this Agreement or any of its terms. Employee agrees that any threatened or actual violation of this Agreement or any of its terms will constitute immediate and irreparable injury to the Company, and the Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach or threatened breach of this Agreement.

Page 22 US-DOCS\135566613.6 b. To the extent Employee or the Company seek temporary or preliminary relief, Employee agrees that if either the Company or Employee is successful in whole or in part in any such request, motion, or application for legal or equitable relief to enforce this Agreement (including, but not limited to, a court or arbitrator partially or fully granting any application, motion, or petition for injunctive relief, including, but not limited to, a temporary restraining order, preliminary injunction, or permanent injunction), whether against or commenced by Employee, the prevailing party will be entitled to recover from the other all costs, fees, or expenses it incurred at any time during the course of the dispute, including, but not limited to, reasonable attorney’s fees. A final resolution of such dispute or a final judgment is not a prerequisite to the right to demand payment hereunder and such amounts must be paid by the party against whom the legal or equitable relief has been obtained to the other party within thirty (30) days after written notice of such demand. In the event the prevailing party demands only a portion of such costs, fees, or expenses incurred, such demand shall be without prejudice to further demands for (i) the remainder of any outstanding costs, fees, or expenses incurred, or (ii) costs, fees, or expenses incurred after the prior demand. 14. Waiver. No waiver by the Company of any breach of this Agreement will be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement will be construed as a waiver of any other right. The Company will not be required to give notice to enforce strict adherence to all terms of this Agreement. 15. Severability. The invalidity, illegality, or unenforceability of any provision, subsections, or sentences contained in this Agreement, or any terms hereof, shall not affect the legality, validity or enforceability of any other provision or term of this Agreement. This Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement. If moreover, any one or more of the provisions contained in this Agreement will for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it will be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it will then appear. 16. Integration. This Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto. 17. Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws, but not the choice of law rules, of Switzerland. 18. Survival. This Agreement shall survive the termination of Employee’s employment, regardless of the reason, and the assignment of this Agreement by the Company to any successor in interest or other assignee. 19. Entire Agreement. This Agreement, together with any Exhibit(s) hereto (incorporated herein by reference), is the final, complete and exclusive agreement between me and the Company with respect to the subject matter of this Agreement and supersedes and merges all prior discussions between us; provided, however, prior to the execution of this Agreement, if the Company and I were parties to any agreement regarding the subject matter hereof, that agreement will be superseded by this Agreement prospectively only. No modification of or amendment to this Agreement will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. 20. Protected Activity Not Prohibited. Employee understands that nothing in this Agreement limits or prohibits Employee from filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the California Department of Fair Employment and Housing, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company, discussing the terms

Page 23 US-DOCS\135566613.6 and conditions of employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act. Notwithstanding, in making any such disclosures or communications, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Confidential Information to any parties other than the Government Agencies. Further, Employee understand that nothing in this agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. However, in the event of any subpoena or other legal process requiring Employee’s disclosure of any Confidential Information, to the fullest extent permitted by law, Employee agrees to provide the Company with notice (and a reasonable opportunity to object) before any disclosure by Employee. 21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature, PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com). [signature page follows]

US-DOCS\135566613.6 IN WITNESS WHEREOF, Employee and the Company, hereby declare that they, and each of them, has read the foregoing Employee Confidentiality, Non-Disclosure, and Inventions Assignment Agreement and understands and acknowledges the significance and consequence of it, and has executed this Agreement, in the case of the Company by their duly authorized officers, voluntarily and with full understanding of its consequences, as of the day and year first above written. ENERGY VAULT HOLDINGS, INC. __________________________ Name: Larry Paulson Title: Director EMPLOYEE __________________ Robert Piconi

Page 25 US-DOCS\135566613.6 EXHIBIT A LIST OF PRIOR INVENTIONS AND ORIGINAL WORKS OF AUTHORSHIP Title Date Identifying Number or Brief Description No inventions or improvements Additional Sheets Attached Signature of Employee: ___________________________ Robert Piconi

Page 26 US-DOCS\135566613.6 EXHIBIT B CALIFORNIA LABOR CODE SECTION 2870 INVENTION ASSIGNMENT NOTICE In accordance with section 2872 of the California Labor Code, Employee is hereby notified that the invention assignment provisions of this Agreement which Employee has signed do not apply to an invention which qualifies fully under the provisions of section 2870 of the California Labor Code, which provides in pertinent part: (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of employee’s rights in an invention to employee’s employer shall not apply to an invention that the employee developed entirely on employee’s own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer. (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

US-DOCS\135566613.6 EXHIBIT C CONFLICT OF INTEREST GUIDELINES It is the policy of Energy Vault Holdings, Inc. (the “Company”) to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained. 1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Employee Confidentiality, Non- Disclosure, and Invention Assignment Agreement elaborates on this principle and is a binding agreement.) 2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company. 3. Participating in civic or professional organizations that might involve divulging confidential information of the Company. 4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement. 5. Initiating or approving any form of personal or social harassment of employees. 6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company. 7. Borrowing from or lending to employees, customers or suppliers. 8. Acquiring real estate of interest to the Company. 9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist. 10. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees. 11. Making any unlawful agreement with distributors with respect to prices. 12. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity. 13. Engaging in any conduct which is not in the best interest of the Company. Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.